  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998.

                                                      REGISTRATION NO. 333-60973
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             METRIS COMPANIES INC.

           (Exact name of the Registrant as specified in its charter)

               DELAWARE                                      41-1849591
   (State or other jurisdiction of              (I.R.S. Employer Identification No.)
    incorporation or organization)

                             600 SOUTH HIGHWAY 169
                                   SUITE 1800
                            ST. LOUIS PARK, MN 55426
                                 (612) 525-5020
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             Z. JILL BARCLIFT, ESQ.
            VICE PRESIDENT, ASSISTANT SECRETARY AND GENERAL COUNSEL
                             600 SOUTH HIGHWAY 169
                                   SUITE 1800
                            ST. LOUIS PARK, MN 55426
                                 (612) 525-5020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                            Richard G. Clemens, Esq.
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603
                                 (312) 853-7000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, AS
                        DETERMINED BY MARKET CONDITIONS.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
            TO BE REGISTERED                 REGISTERED(1)            UNIT (2)             PRICE (2)       REGISTRATION FEE
Subordinated Debt Securities
Preferred Stock, $.01 par value(3)
Common Stock, $.01 par value(3)
    Total...............................      $750,000,000              100%              $750,000,000         $221,250



(1) Such indeterminate number or amount of Subordinated Debt Securities, Preferred Stock and Common Stock (including preferred stock purchase rights appurtenant thereto) of Metris Companies Inc. as may from time to time be issued at indeterminate prices. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate offering price of the Debt Securities, Preferred Stock and Common Stock registered hereby will not exceed $750,000,000.


(3) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock registered hereunder that provide for conversion or exchange into other securities. No separate consideration will be received for the Preferred Stock or Common Stock issuable upon conversion of or exchange for Debt Securities or Preferred Stock.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. METRIS COMPANIES INC. HAS FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL OR ACCEPT OFFERS TO BUY THESE SECURITIES BEFORE THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. ANY SALE OF THESE SECURITIES MUST BE ACCOMPANIED BY A SUPPLEMENT TO THIS PROSPECTUS.

PROSPECTUS

                                  $750,000,000

                             METRIS COMPANIES INC.


                                     [LOGO]

         SUBORDINATED DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK



    We may use this Prospectus from time to time to offer subordinated debt securities, consisting of debentures, notes and other unsecured evidences of indebtedness, shares of Preferred Stock and shares of Common Stock of Metris Companies Inc., a Delaware corporation. We will refer to the debt securities, Preferred Stock and Common Stock as the "Securities."



    The aggregate initial offering price of the Securities may not exceed $750,000,000 (or its equivalent in any other currency or units based on or relating to foreign currencies). We have included the specific terms of the particular Securities for which this Prospectus is being delivered in an accompanying Prospectus Supplement. Such terms include: (i) in the case of debt securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, or the equivalent thereof in any other currency or in units based on or relating to foreign currencies), maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, on such debt securities will be payable, the currencies or currency units in which principal, premium, if any, and interest, if any, on such debt securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange or quotation on a national quotation system, the method of distribution and other special terms; (ii) in the case of Preferred Stock, the specific title, aggregate amount, any dividends (including the method of calculating the payment of dividends), liquidation, redemption, conversion, exchange, voting and other rights and other special terms; and (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information and the method of distribution.



    We may issue the debt securities in registered form or bearer form, or both. In addition, we may issue all or a portion of the debt securities of any series in permanent registered global form which will be exchangeable only under certain conditions for definitive debt securities.



    The Common Stock is quoted on The Nasdaq Stock Market under the symbol
"MTRS."



    INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.


    We may sell the Securities to or through underwriters, dealers or agents or directly to purchasers, or through a combination of these methods. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities for which this Prospectus is being delivered and any applicable fee, commission or discount arrangements.

       ------------------------------------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       ------------------------------------------------------------------

               The date of this Prospectus is             , 1998.

FORWARD-LOOKING STATEMENTS



    THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE STATEMENTS REGARDING INTENT, BELIEF OR CURRENT EXPECTATIONS OF METRIS COMPANIES INC. (THE "COMPANY") AND ITS MANAGEMENT. YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS ARE THE COMPANY'S LIMITED OPERATING HISTORY AS A STAND-ALONE ENTITY; THE COMPANY'S LIMITED EXPERIENCE WITH RESPECT TO ORIGINATING AND SERVICING CREDIT CARD ACCOUNTS, INCLUDING LIMITED DELINQUENCY, DEFAULT AND LOSS EXPERIENCE; THE LACK OF SEASONING OF THE COMPANY'S CREDIT CARD PORTFOLIO, WHICH MAKES THE PREDICTABILITY OF DELINQUENCY AND LOSS LEVELS MORE DIFFICULT; RISKS ASSOCIATED WITH UNSECURED CREDIT TRANSACTIONS, PARTICULARLY TO MODERATE INCOME CONSUMERS; RISKS ASSOCIATED WITH ACQUIRED PORTFOLIOS; INTEREST RATE RISKS; DEPENDENCE ON THE SECURITIZATION OF THE COMPANY'S CREDIT CARD LOANS OR THE CAPITAL MARKETS TO FUND OPERATIONS; GENERAL ECONOMIC CONDITIONS AFFECTING CONSUMER INCOME, WHICH MAY INCREASE CONSUMER BANKRUPTCIES, DEFAULTS AND DELINQUENCIES; STATE AND FEDERAL LAWS AND REGULATIONS, INCLUDING CONSUMER AND DEBTOR PROTECTION LAWS; AND THE HIGHLY COMPETITIVE INDUSTRY IN WHICH THE COMPANY OPERATES.

                      WHERE YOU CAN FIND MORE INFORMATION


    The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company to file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain more information about the public reference facilities by calling the SEC at 1-800-SEC-0330. In addition, you may access such reports, proxy statements and other information electronically by means of the SEC's Web site at http://www.sec.gov.


    The Company has filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to such Registration Statement and its exhibits, which may be inspected or obtained as indicated above. This Prospectus is qualified in its entirety by such other information.


    The Exchange Act allows the Company to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This Prospectus incorporates by reference the following documents that we have previously filed with the SEC:



    1. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;



    2. the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and



    3. the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.


    This Prospectus also incorporates by reference additional documents that may be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Prospectus and the date our offering is completed.


    You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto which are not specifically incorporated by reference therein), without charge, upon written or oral request to Metris Companies Inc., 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426, Attention: Investor Relations (telephone number (612) 593-4820).



    You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. The information contained in this Prospectus and the accompanying Prospectus Supplement is accurate as of the dates on their covers. When the Company delivers this Prospectus or a Prospectus Supplement or makes a sale pursuant to this Prospectus, the Company is not implying that the information is current as of the date of delivery or sale. This Prospectus does not constitute an offer to buy or sell any securities in any jurisdiction where it is unlawful to do so.

                                  THE COMPANY

GENERAL


    The Company is an information-based direct marketer and provider of consumer credit products and fee-based and enhancement services primarily to moderate income consumers and customers of third party clients. The Company's primary consumer credit products are unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank, National Association. The Company's existing and prospective credit card accounts include customers of Fingerhut Corporation, a former affiliate ("Fingerhut"), and other customers for whom general credit bureau information is available. The Company markets its fee-based services, including debt waiver programs, card registration, extended service plans, purchase protection programs, membership clubs and insurance and fee-based services provided by third parties, to its credit card customers and customers of third parties.


    The Company's principal executive offices are located at 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426, telephone number (612) 525-5020.

                                  RISK FACTORS



    Certain of the Securities we are offering may involve a high degree of risk. You should carefully consider the risk factors set forth in the accompanying Prospectus Supplement before investing in such Securities.


                       RATIO OF EARNINGS TO FIXED CHARGES


    The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges set forth below.



                                            SIX MONTHS
                                          ENDED JUNE 30,     YEAR ENDED DECEMBER 31,
                                          --------------  ------------------------------
                                           1998    1997   1997  1996  1995   1994   1993
                                          ------  ------  ----  ----  ----  ------  ----
Ratio of earnings to fixed charges          3.81    7.78  5.67  8.26  6.88  134.16  N/A



    The computation of the ratio of earnings to fixed charges includes applicable amounts for the Company and its consolidated subsidiaries. "Earnings" consist of earnings from continuing operations before income taxes, plus fixed charges. "Fixed charges" consist of interest on indebtedness and a portion of rental expense that is deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated on an owned basis (i.e. excluding securitized assets).


                                USE OF PROCEEDS


    Unless otherwise indicated in the accompanying Prospectus Supplement, the Company expects to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes. The Company will describe in a Prospectus Supplement any specific allocation of the proceeds to a particular purpose that has been made at the date of such Prospectus Supplement.


                         DESCRIPTION OF DEBT SECURITIES


    The debt securities offered hereby, consisting of notes, debentures and other evidences of indebtedness ("Debt Securities"), are to be issued in one or more series constituting subordinated Debt Securities ("Subordinated Debt"). Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued pursuant to an indenture described below (the "Indenture") between the Company and the trustee identified therein (the "Indenture Trustee"), the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.



    The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture (as it may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the Indenture and whenever particular sections or defined terms of the Indenture (as it may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.


GENERAL

    The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder, nor does it limit the incurrence or issuance of secured or other unsecured debt of the Company. The Debt Securities issued under the Indenture will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness of the Company. See "--Subordination under the Indenture."


    Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including, but not limited to, the following:
(i) the title of such Debt Securities; (ii) any limit upon the aggregate principal amount of such Debt Securities; (iii) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (iv) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (v) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (vi) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (vii) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (ix) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (x) the denominations in which such Debt Securities are authorized to be issued if other than $1,000 and any integral multiple thereof, in the case of registered Debt Securities and if other than $5,000 and any integral multiple thereof, in the case of bearer Debt Securities; (xi) if other than Dollars, the currency or currencies (including currency units) in which Debt Securities may be denominated and/or the currency or currencies (including currency units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (xii) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xiii) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (xiv) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (xv) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (xvi) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (xvii) under what circumstances, if any, the Company will pay additional amounts on the Debt Securities of that series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted ("Additional Amounts") and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (xviii) whether such Debt Securities shall be convertible into or exchangeable for Common Stock, Preferred Stock or other securities and, if so, the terms of such conversion or exchange and the terms of such other securities; and (xix) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.01.)


    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.05.)

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time. (Section 9.02.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.07 (a).)

    Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.02.)

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.05 and 9.02.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.05.)

GLOBAL DEBT SECURITIES

    Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.03.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.05.)

    The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Company expects that the following provisions will apply to such depository arrangements.

    Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

    So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.08.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global

Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    The Company expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the Indenture Trustee or any agent of the Company or the Indenture Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.08.)

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depository is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.05.)

    The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.04.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.


CONVERSION AND EXCHANGE



    The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for shares of Common Stock, Preferred Stock or other securities will be set forth in the applicable Prospectus Supplement related thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at the option of the Company, in which the number of shares of Common Stock, Preferred Stock or other securities would be calculated according to the market price of Common Stock, Preferred Stock or other securities as of a time stated in the applicable Prospectus Supplement.


CONSOLIDATION, MERGER OR SALE BY THE COMPANY

    Unless otherwise specified in the applicable Prospectus Supplement, the Company shall not consolidate with or merge with or into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is organized and existing under the laws of the United States or any state thereof; (ii) the corporation formed by such consolidation or into which the Company is merged or which acquires the Company's assets substantially as an entirety expressly assumes all of the obligations of the Company under the Indenture and the Debt Securities; (iii) immediately after giving effect to such transaction, no Default or Event of Default exists and is continuing; and (iv) if, as a result of such transaction, properties or assets of the Company would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, the Company or the successor corporation, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under the Indenture. (Section 7.01.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    The Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Indenture Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Indenture Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in the Indenture). (Section 5.02.)

    Unless otherwise specified in the applicable Prospectus Supplement, Events of Default with respect to Debt Securities of any series are defined in the Indenture as being: (i) default in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when the same becomes due and payable and the same continues for 30 days; (ii) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (iii) default for 60 days after notice to the Company by the Indenture Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding to the Company and the Indenture Trustee, in the performance of any other agreement or covenant (other than an agreement or covenant for which non-compliance is elsewhere specifically dealt with in this paragraph) in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (iv) a default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be evidenced any Debt of the Company, whether existing now or in the future, in an aggregate principal amount then outstanding of $25 million or more, which default (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable after the expiration of an applicable grace period with respect thereto or (b) shall result in such Debt becoming or being declared due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full within a period of 30 days after there has been given, to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series PROVIDED that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (v) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.01.) The definition of "Event of Default" in the Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) of the Company at the time of the default. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.01 and 5.01(7).)


    At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment has been obtained by the Indenture Trustee, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived. (Section 5.02.)

    The Indenture provides that the Indenture Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.06.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.01.)

    The Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. (Section 5.08.)

    The Indenture includes a covenant that the Company will file annually with the Indenture Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 9.05.)

    The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Indenture Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, or any Additional Amounts on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.07.)


MODIFICATION OF THE INDENTURE



    Unless otherwise specified in the applicable Prospectus Supplement, the Indenture contains provisions permitting the Company and the Indenture Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants and obligations of the Company under the Indenture and the Debt Securities by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to establish the form or terms of Debt Securities; (vii) to evidence and provide for successor Indenture Trustee; (viii) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States;

(ix) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (x) to cure any ambiguity or correct any mistake. The Indenture also permits the Company and the Indenture Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Indenture except in a manner adverse to any outstanding Debt Securities. (Section 8.01.)


    Unless otherwise specified in the applicable Prospectus Supplement, the Indenture also contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest or any Additional Amounts on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest or any Additional Amounts on any Debt Security, or change the manner in which the amount of any of the foregoing is determined;
(iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest or any Additional Amounts thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.02.)

SUBORDINATION UNDER THE INDENTURE

    The Indenture provides that any Subordinated Debt issued thereunder are subordinate in right of payment to all Senior Indebtedness to the extent provided in the Indenture. (Section 12.01.) The Indenture defines the term "Senior Indebtedness" as: (i) all indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Senior Indebtedness does not include (a) any indebtedness of the Company to any of its subsidiaries, (b) liabilities incurred in the ordinary course of business of the Company, (c) any indebtedness which by its terms is expressly made PARI PASSU in right of payment with or subordinated to any other Subordinated Debt. (Section 12.02.)

    If (i) the Company defaults in the payment of any principal, interest, if any or premium, if any, or any Additional Amounts on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt. (Section 12.04.)

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including, without limitations interest accruing after the commencement of any such proceeding, assignment or marshaling of assets) shall first be paid in full or provision must be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Subordinated Debt. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Indenture with respect to the indebtedness evidenced by Subordinated Debt, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated
Debt) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.03.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt by any act or failure to act on the part of the Company. (Section 12.11.)

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Subordinated Debt. (Section 12.06.)

    The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt.

DEFEASANCE AND COVENANT DEFEASANCE

    If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Indenture Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal, interest, premium, if any, and any Additional Amounts in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, any premium or interest on and any Additional Amounts on such Debt Securities and any coupons appertaining thereto on the Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article IV.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.01.)

    In addition, with respect to the Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "--Subordination under the Indenture" above, would prevent the Company from making payments of principal of (and premium, if any) and interest, if any, and any Additional Amounts on Subordinated Debt at the date of the irrevocable deposit referred to above. (Section 4.06.)

    The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.04.) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEE

    Unless otherwise specified in the applicable Prospectus Supplement, a trustee of national reputation will be the Indenture Trustee under the Indenture. The Company may also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK


    The following description does not purport to be complete and is qualified in its entirety by reference to the Company's Certificate of Incorporation ("Certificate") and By-laws.


GENERAL


    Under the Certificate of Incorporation, the Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. The following description is a summary and is qualified in its entirety by the provisions of the Company's Certificate and By-laws, which are included as exhibits to the Company's Registration Statement of which this Prospectus is a part.


COMMON STOCK

    DIVIDEND AND VOTING RIGHTS


    Holders of Common Stock are entitled to one vote for each share of Common Stock held on each matter submitted to a vote of stockholders including the election of directors, and have no preemptive rights to subscribe for additional shares from the Company. Voting rights are not cumulative, with the result that holders of more than 50% of the shares of Common Stock are able to elect all of the Company's directors. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors and to receive pro rata the net assets of the Company legally available for distribution upon liquidation or dissolution. The Company's revolving credit facility places certain restrictions on the payment of dividends.


    LIQUIDATION AND REDEMPTION RIGHTS


    The Company has granted its lenders security interests in a substantial portion of the Company's assets under the revolving credit facility. Subject to the prior rights of creditors and the holders of any preferred stock which may be outstanding from time to time, the holders of the Common Stock are entitled to share PRO RATA in the distribution of any remaining assets in the event of liquidation, dissolution or winding up of the Company. The shares of Common Stock are subject to redemption at Fair Market Value (as defined in the Certificate) by the Company if the Board determines that such redemption is necessary to prevent the loss or secure the restatement of any license or franchise from any governmental agency, which license or franchise is conditional upon some or all holders meeting certain prescribed qualifications.


    OPTIONS TO PURCHASE COMMON STOCK


    The Company has granted options to purchase shares of Common Stock to certain employees and directors pursuant to employee and non-employee director stock option plans. The Company has also granted options to a former executive officer of Fingerhut.


    OTHER


    All shares of Common Stock offered hereby will, when issued, be fully paid and non-assessable. The Common Stock is listed on The Nasdaq Stock Market under the symbol "MTRS."


    The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

PREFERRED STOCK


    The Certificate authorizes the Company's Board of Directors to issue up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series, with such voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms and certain other rights and preferences, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock. The Board of Directors may issue any or all of such shares without the approval of the holders of Common Stock.



    The applicable Prospectus Supplement will describe the following terms of any series of Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and initial public offering or purchase price; (ii) any liquidation preference per share; (iii) any date of maturity;
(iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined) and whether such dividends will be cumulative or non-cumulative; (vi) any voting rights (which may not exceed one vote per share); (vii) if other than the currency of the United States of America, the currency or currencies, including currency units and composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
(ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.



    All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.



    No shares of Preferred Stock are currently issued or outstanding. However, the Company has designated 1,000,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock, which may be issued upon the exercise of certain Rights attached to each share of Common Stock. See "Stockholders Rights Plan."



STOCKHOLDERS RIGHTS PLAN



    The Board of Directors of the Company has adopted a stockholders rights plan. Under the stockholders rights plan, each share of Common Stock has associated with it one preferred share purchase right (a "Right"). The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A. Under certain circumstances described below, each Right would entitle the holder thereof to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock (the "Series A Preferred Shares") for a price of $250.00 (two hundred and fifty dollars) per one one-hundredth of a share. The Rights are not presently exercisable and are transferable only with the related shares of Common Stock. The Rights will not become exercisable or be evidenced by separate certificates or traded separately from the shares of Common Stock prior to the occurrence of certain triggering events described below. In such an event, separate Rights certificates would be issued and distributed representing one Right for each share of Common Stock. There is no present market for the Rights separate from the shares of Common Stock and the Company cannot predict whether a trading market would develop with respect to the Rights if the Rights ever become exercisable.



    The Rights would become exercisable at the specified exercise price upon the earliest to occur of (i) 10 days after the first public announcement that any person or group has become a Beneficial Owner (as defined in the Rights Agreement) of 15% or more of the outstanding shares of Common Stock then outstanding (other than certain persons or entities related to the Company each an "Exempt Person") (an "Acquiring Person") and (ii) 10 days (or such later date as may be determined by the Board of Directors of the Company) after any person or group (other than an Exempt Person) has first published or commenced a tender or exchange offer which would, upon its consummation, result in such person or group being the Beneficial Owner of 15% or more of the outstanding shares of Common Stock (each a "Triggering Event"). Rights may not be exercised following the occurrence of an event described below under the caption "Flip-in" prior to the expiration of the Company's rights to redeem the Rights. Rights certificates will be distributed when the Rights become exercisable.



    VOIDING. All Rights which are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by an Acquiring Person (or certain affiliates or associates thereof or transferees therefrom) will become void upon the occurrence of the event described below under the caption "Flip-In."



    FLIP-IN. If any person or group becomes an Acquiring Person, each Right, (other than a Right which has become void) will entitle the registered holder thereof to purchase shares of Common Stock having a value equal to two times the exercise price of the Rights.



    FLIP OVER. In the event that, on or after the date on which an Acquiring Person has become such: (i) the Company merges into or consolidates with any other person (with limited designated exceptions), (ii) any other person (with limited designated exceptions) merges into or consolidates with the Company and the shares of Common Stock are converted into securities of another person, cash or other property or (iii) the Company sells or transfers 50% or more of its consolidated assets or earning power to any other person (with limited designated exceptions), the holders of the Rights (other than Rights which have become void) would be entitled to purchase common shares of the acquiror (or a person affiliated therewith) at a 50% discount.



    REDEMPTION OF RIGHTS. The Rights may be redeemed, as a whole, at a redemption price of $.01 per right, subject to adjustment, at the direction of the Board of Directors of the Company, at any time prior to the earliest of (i) 10 days after the first public announcement that any person has become an Acquiring Person and (ii) the date of final expiration of the Rights, which is September 25, 2008.



    EXCHANGE OF SHARES FOR RIGHTS. At any time after any person or group shall have become an Acquiring Person and before any person (other than an Exempt Person), together with its affiliates and associates, shall have become the Beneficial Owner of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may direct the exchange of shares of Common Stock (or Series A Preferred Shares) for all or any part of the Rights (other than Rights which have become void) at the exchange rate of one share of Common Stock (or one one-hundredth of a Series A Preferred Share) per Right, subject to adjustment.



    TERMS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK. The Series A Preferred Shares which would be issuable upon exercise of the Rights (should the rights become exercisable) would not be redeemable. Each Series A Preferred Share would entitle the holder thereof to receive a preferential quarterly dividend equal to the greater of (i) $.01 or (ii) 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of Common Stock), declared on the shares of Common Stock during such quarter, adjusted to give effect to any dividend on the shares of Common Stock payable in shares of Common Stock or any subdivision or combination of the shares of Common Stock (a "Dilution Event"). Each Series A Preferred Share should entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of the Common Stock, adjusted to give effect to any Dilution Event. In the event of liquidation of the Company, the holder of each Series A Preferred Share would be entitled to receive a preferential liquidation payment equal to $100, adjusted to give effect to any Dilution Event, plus an amount equal to acquired and unpaid dividends and distributions on such Series A Preferred Share, whether or not declared, to the date of such payment. In the event of any merger, consolidation or other transaction in which the outstanding shares of Common Stock are exchanged for or converted into other capital stock, securities, cash and/or other property, each Series A Preferred Share would be similarly exchanged or converted into 100 times the per share amount applicable to the Common Stock, adjusted to give effect to any Dilution Event.


CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE AND BY-LAWS

    The following discussion is a summary of certain provisions of the Certificate and By-laws of the Company relating to stockholder voting rights, advance notice requirements and other provisions which may be deemed to have an "anti-takeover" effect. These and other provisions affect stockholder rights and should be given careful attention. The following description of certain of these provisions is necessarily general and is qualified in its entirety by reference to the Certificate and By-laws, copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part.

    DIRECTORS' LIABILITY


    The Certificate provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of the director's fiduciary duty as a director to the corporation or its stockholders. In addition, the Certificate and By-laws include certain provisions whereby directors and officers of the Company generally shall be indemnified against certain liabilities to the fullest extent permitted or required by the Delaware General Corporation Law. Insofar as these provisions permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.


    As a result of these provisions, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

    ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE COMPANY'S CERTIFICATE AND BY-LAWS

    Certain provisions of the Company's Certificate and By-laws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board. They are also designed to discourage an unsolicited takeover of the Company if the Board determines that such takeover is not in the best interests of the Company and its stockholders. These provisions, however, could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.


    Pursuant to the Certificate, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. Such Directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the then outstanding shares of voting stock together as a single class. Vacancies on the Board of Directors may be filled only by the remaining directors and not by the stockholders.



    The By-laws establish an advance notice procedure, which took effect on September 25, 1998, for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors as well as for other stockholder proposals to be considered at the annual meeting of stockholders. In general, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting and must contain certain specified information concerning the persons to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.


    Certain transactions with the Company may be subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits certain "business combinations" between an "interested stockholder" and a corporation for three years after a stockholder becomes interested, unless one of the statute's exceptions applies. Section 203 (c) (5) defines an interested stockholder as a person, broadly defined to include a group, who owns at least 15% of a company's outstanding voting stock. The statute defines business combinations expansively to include any merger or consolidation of, with, or caused by the interested stockholder. Section 203 (a) provides three exceptions to the business combination prohibition. First, there is no constraint if the interested stockholder obtains prior board approval for the business combination or the transaction resulting in ownership of 15% of the target's voting stock. Second, the statute does not apply if, in completing the transaction that crosses the 15% threshold, the stockholder becomes the owner of 85% of the corporation's voting stock outstanding as of the time the transaction commenced. The statute provides that any shares owned by directors who are officers, and shares owned by certain stock option plans are excluded from the calculation; this exception applies most particularly to a tender offeror who has less than 15% of the target's stock and receives tenders that satisfy the 85% requirement. Finally, the statute does not apply if the interested stockholder's business combination is approved by the board of directors and affirmed by at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

    LIMITATIONS ON THE COMPANY'S BUSINESS ACTIVITIES


    The Company's Certificate provides that, at any time prior to the date immediately following the third annual meeting of stockholders to be held after Fingerhut Companies, Inc. ("FCI") no longer beneficially owns in the aggregate 50% or more of the Company's voting stock, the Company shall not, directly or indirectly (through a subsidiary of, or any other person controlled by, the Company) for its own account or that of another, engage in managing, selling, distributing, marketing, administering, leasing or otherwise providing products or services other than the following: (i) general purpose payment cards including without limitation, credit cards, secured bank credit cards, prepaid cards, debit cards, co-branded cards, and affinity bank credit cards; (ii) extended service plans, credit enhancement products and warranties; (iii) credit card registration; (iv) car buying services, shopping club memberships and dining club memberships; (v) insurance products; (vi) mailing lists and other lists of prospects for solicitation; (vii) advertising on or accompanying monthly billing statements sent to customers of the Company; (viii) tax preparation services; (ix) investment products and services including without limitation deposit products, certificates of deposit, annuities, and mutual funds; (x) investment and other brokerage services; (xi) consumer loans and leases including without limitation mobile home financing, automobile lending and leasing, equity loans and mortgages, and student loans, provided that the Company shall not offer any closed-end installment or revolving credit loans to Fingerhut Customers for the exclusive purchase of FCI merchandise; and (xii) mail-grams, travelers checks, money orders, and travel services.



    In addition to the above specified activities, the Certificate permits the Company to engage in any other business or activity with the consent of FCI or majority vote of the Company's stockholders. The Certificate further provides that no person shall be liable for breach of any fiduciary duty, as a stockholder of the Company or controlling person of a stockholder or otherwise, by reason of such person authorizing, or not authorizing, the Company to engage in any business or activity.


                              PLAN OF DISTRIBUTION

    The Company may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

    The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to the Company from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

    If Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

    If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

    Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification or contribution by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, the Company may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of Securities will be passed upon for the Company by Sidley & Austin, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee....................  $221,250
The Nasdaq Stock Market fee.............    61,000
Legal fees and expenses.................   275,000
Accounting fees and expenses............   100,000
Printing and engraving expenses.........   200,000
Trustee's fees and expenses.............    20,000
Rating agencies' fees...................   125,000
Blue Sky fees...........................    15,000
Miscellaneous...........................    82,750
                                          --------
    Total...............................  $1,100,000
                                          --------
                                          --------

    Except for the SEC registration fee, all of the foregoing fees and expenses are estimates and will vary depending upon the Securities issued pursuant to this Registration Statement.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with the DGCL, the Certificate of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    The Certificate and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law. In addition, the Company intends to purchase insurance policies which will provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

ITEM 16. EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  ------------------------------------------------------------
  1.1**  Form of Underwriting Agreement--Debt Securities.

  1.2**  Form of Underwriting Agreement--Equity Securities.

  3.1    Amended and Restated Certificate of Incorporation of the
         Company is incorporated herein by reference to Exhibit 3.a.
         to the Company's Registration Statement on Form S-1 (File
         No. 333-10831).

  3.2 Amended and Restated By-laws of the Company are incorporated herein by reference to Exhibit 4.2 to the Company's
         Registration Statement on Form S-8 (File No. 333-52627).

  4.1* Form of Certificate for shares of Common Stock of the Company.

  4.2 Indenture by and among the Company, the Guarantors named therein and The First National Bank of Chicago, as Indenture
         Trustee, is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File
         No. 333-43771).

  4.3* Form of Indenture by and between the Company and an Indenture Trustee to be designated, pursuant to which the Subordinated Debt is to be issued.

  4.4**  Form of Debt Security. The form or forms of such Debt
         Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

  4.5**  Form of Preferred Stock. Any amendment to the Company's
         Amended and Restated Certificate of Incorporation authorizing the creation of any series of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

  5.1*   Opinion of Sidley & Austin.

 10.1 Amended and Restated Credit Agreement among the Company and the Lenders Named Therein is incorporated herein by reference to Exhibit 10.18(iii) to the Company's Form 10-Q for the quarter ended June 30, 1998, filed on August 4, 1998.

 12.1 Computation of Ratio of Earnings to Combined Fixed Charges is incorporated herein by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

 23.1*   Consent of Sidley & Austin (included in Exhibit 5.1 hereto).

 23.3* Consent of KPMG Peat Marwick LLP with respect to the financial statements of the Company.

 24.1*** Powers of Attorney.

 25.1**  Statement of Eligibility on Form T-1 under the Trust
         Indenture Act of 1939, as amended, of the Indenture Trustee to be designated.


------------------------

*   Filed herewith.

** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.


*** Previously filed.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    (d) The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



    (e) The undersigned Registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on September 22, 1998.


                                METRIS COMPANIES INC.

                                By:   /s/ Ronald N. Zebeck
                                      ------------------------------------------
                                      Ronald N. Zebeck
                                      President, Chief Executive Officer and
                                      Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


By:   /s/ RONALD N. ZEBECK              Dated: September 22, 1998
      ------------------------------
      Ronald N. Zebeck
      President, Chief Executive
      Officer and Director
      (Principal Executive Officer)

By:   /s/ ROBERT W. OBERRENDER          Dated: September 22, 1998
      ------------------------------
      Robert W. Oberrender
      Sr. Vice President, Chief
      Financial Officer (Principal
      Financial Officer)

By:   /s/ JEAN C. BENSON                Dated: September 22, 1998
      ------------------------------
      Jean C. Benson
      Vice President, Finance,
      Corporate Controller
      (Principal Accounting Officer)

By:   *
      ------------------------------
      Theodore Deikel
      Chairman of the Board of
      Directors

By:   *
      ------------------------------
      Dudley C. Mecum
      Director

By:   *
      ------------------------------
      Michael P. Sherman
      Director

By:   *
      ------------------------------
      Frank D. Trestman
      Director

By:   *
      ------------------------------
      Derek V. Smith
      Director

By:   *
      ------------------------------
      Lee R. Anderson
      Director

By:   *
      ------------------------------
      John A. Cleary
      Director



*By:  /s/ Z. JILL BARCLIFT        Dated: September
      -------------------------       22, 1998
      Z. Jill Barclift or
      Robert W. Oberrender
      Attorney-in-fact

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                             METRIS COMPANIES INC.

ITEM 16.  EXHIBITS


 EXHIBIT
  NUMBER    DESCRIPTION OF EXHIBIT
----------  ------------------------------------------------------------------------------------------------------
  1.1**     Form of Underwriting Agreement--Debt Securities.

  1.2**     Form of Underwriting Agreement--Equity Securities.

  3.1       Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.a. to the Company's Registration Statement on Form S-1 (File No. 333-10831).

  3.2       Amended and Restated By-laws of the Company are incorporated herein by reference to Exhibit 4.2 to the
              Company's Registration Statement on Form S-8 (File No. 333-52627)

  4.1*      Form of Certificate for shares of Common Stock.

  4.2       Indenture by and among the Company, the Guarantors named therein and The First National Bank of
              Chicago, as Indenture Trustee, is incorporated herein by reference to Exhibit 4.1 to the Company's
              Registration Statement on Form S-4 (File No. 333-43771).

  4.3*      Form of Indenture by and between the Company and an Indenture Trustee to be designated, pursuant to which the Subordinated Debt is to be issued.

  4.4**     Form of Debt Security. The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

  4.5**     Form of Preferred Stock. Any amendment to the Company's Amended and Restated Certificate of
              Incorporation authorizing the creation of any series of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

  5.1*      Opinion of Sidley & Austin.

 10.1       Amended and Restated Credit Agreement among the Company and the Lenders Named Therein is incorporated herein by reference to Exhibit 10.18(iii) to the Company's Form 10-Q for the quarter ended June 30,
              1998, filed on August 4, 1998.

 12.1       Computation of Ratio of Earnings to Combined Fixed Charges is incorporated herein by reference to
              Exhibit 12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

 23.1*      Consent of Sidley & Austin (included in Exhibit 5.1 hereto).

 23.3*      Consent of KPMG Peat Marwick LLP with respect to the financial statements of the Company.

 24.1***    Powers of Attorney.

 25.1**     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the
              Indenture Trustee to be designated.


------------------------

*   Filed herewith.

** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.


*** Previously filed.